As filed with the Securities and Exchange Commission on August 29, 2003
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1171 Sonora Court, Sunnyvale, California 94086 Phone: (408) 735-9110

(Address of principal executive offices)

1995 Equity Incentive Plan
1995 Non-Employee Directors' Stock Option Plan
1995 Employee Stock Purchase Plan
 (Full title of the Plans)

Bing Yeh
President and Chief Executive Officer
1171 Sonora Court, Sunnyvale, California 94086 Phone: (408) 735-9110
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark P. Tanoury, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, no par value (together with associated preferred stock purchase rights)	4,050,000 shares	$7.12	$28,836,000	$2,332.83

  This registration statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant's outstanding Common Stock.

  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market for August 26, 2003, for shares reserved for future issuance pursuant to (i) the 1995 Equity Incentive Plan, (ii) the 1995 Non-Employee Directors' Stock Option Plan, and (iii) the 1995 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following Registration Statements on Form S-8, filed by the registrant with the Securities and Exchange Commission on December 5, 1995, (File No. 33-80081), March 23, 2000, (File No. 333-33130), October 5, 2000, (File No. 333-47388), October 1, 2001, (File No. 333-70620) and August 15, 2002, (File No. 333-98135) are incorporated by reference into this registration statement.

EXHIBITS

Exhibit Number	Description of Document
4.1 (1)	Bylaws of Silicon Storage Technology, Inc.
4.2 (2)	Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated November 3, 1995.
4.3 (3)	Certificate of Amendment of the Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated June 30, 2000.
4.4 (4)	Specimen Stock Certificate of Silicon Storage Technology, Inc.
4.5 (5)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.6 (6)	Rights Agreement between Silicon Storage Technology, Inc. and American Stock Transfer and Trust Co., dated May 4, 1999.
4.7 (7)	Amendment No. 1 to Rights Agreement between Silicon Storage Technology, Inc. and American Stock Transfer and Trust Co., dated October 28, 2000.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1995 Equity Incentive Plan, as amended.
99.2	1995 Non-Employee Directors' Stock Option Plan, as amended.
99.3	1995 Employee Stock Purchase Plan, as amended.

_________________________

(1) Filed as Exhibit 3.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(2) Filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(3) Filed as Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 7, 2000, and incorporated by reference herein.

(4) Filed as Exhibit 4.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(5) Filed as Exhibit 99.3 to our Current Report on Form 8-K filed on May 18, 1999, and incorporated by reference herein.

(6) Filed as Exhibit 99.2 to our Current Report on Form 8-K filed on May 18, 1999, and incorporated by reference herein.

(7) Filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, filed on March 30, 2001, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 28, 2003.

Silicon Storage Technology, Inc. By: /s/ BING YEH Bing Yeh President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bing Yeh and Jeffrey L. Garon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BING YEH	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2003
Bing Yeh

/s/ JEFFREY L. GARON	Vice President Finance & Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 28, 2003
Jeffrey L. Garon

/s/ YAW WEN HU	Senior Vice President, Operations and Process Development and Director	August 28, 2003
Yaw Wen Hu

/s/ YASUSHI CHIKAGAMI	Director	August 28, 2003
Yasushi Chikagami

/s/ RONALD CHWANG	Director	August 28, 2003
Ronald Chwang

/s/ TSUYOSHI TAIRA	Director	August 28, 2003
Tsuyoshi Taira

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1 (1)	Bylaws of Silicon Storage Technology, Inc.
4.2 (2)	Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated November 3, 1995.
4.3 (3)	Certificate of Amendment of the Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated June 30, 2000.
4.4 (4)	Specimen Stock Certificate of Silicon Storage Technology, Inc.
4.5 (5)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.6 (6)	Rights Agreement between Silicon Storage Technology, Inc. and American Stock Transfer and Trust Co., dated May 4, 1999.
4.7 (7)	Amendment No. 1 to Rights Agreement between Silicon Storage Technology, Inc. and American Stock Transfer and Trust Co., dated October 28, 2000.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1995 Equity Incentive Plan, as amended.
99.2	1995 Non-Employee Directors' Stock Option Plan, as amended.
99.3	1995 Employee Stock Purchase Plan, as amended.

_________________________

(1) Filed as Exhibit 3.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(2) Filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(3) Filed as Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 7, 2000, and incorporated by reference herein.

(4) Filed as Exhibit 4.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed on October 5, 1995, and incorporated by reference herein.

(5) Filed as Exhibit 99.3 to our Current Report on Form 8-K filed on May 18, 1999, and incorporated by reference herein.

(6) Filed as Exhibit 99.2 to our Current Report on Form 8-K filed on May 18, 1999, and incorporated by reference herein.

(7) Filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, filed on March 30, 2001, and incorporated by reference herein.